Exhibit 99.14
Execution Version
JUNIOR LIENS INTERCREDITOR AGREEMENT
               This JUNIOR LIENS INTERCREDITOR AGREEMENT (this “Agreement”), dated as of October 1, 2007 and effective as of the Effective Date (as defined below), is made by and between Harbinger Capital Partners Master Fund I, LTD., a Cayman Islands corporation, as agent under and pursuant to the Senior Secured Credit Agreement (as herein defined) (in such capacity together with its successors and assigns the “Senior Lien Agent”), on the one hand, and THE BANK OF NEW YORK, a national banking association, as agent under and pursuant to the Junior Lien Credit Agreement (as hereinafter defined) (in such capacity, together with its successors and assigns, the “Junior Lien Agent”), on the other hand, and is acknowledged by Salton, Inc., a Delaware corporation (“Parent”), each of Parent’s Subsidiaries identified on the signature pages of the Senior Secured Credit Agreement or otherwise made a party thereto, as Borrowers (collectively with Parent, the “Borrowers”) and each of Parent’s Subsidiaries identified on the signature pages of the Senior Secured Credit Agreement, or otherwise made a party thereto, as Guarantors (collectively, the “Guarantors”):
               WHEREAS, the Borrowers, Guarantors, the Senior Lien Agent, and the lenders party thereto (such lenders, and as further defined in Section 1, below, the “Senior Lien Lenders”) have entered into a Reimbursement and Senior Secured Credit Agreement dated as of October 1, 2007 (such agreement as in effect on such date, and as further defined in Section 1, below, the “Senior Secured Credit Agreement”) pursuant to which such lenders have agreed, upon the terms and conditions stated therein, to provide a letter of credit to secure certain obligations of the Borrowers and to make certain loans to the Borrowers. The repayment of the Obligations (as that term is defined in the Senior Secured Credit Agreement) is secured by security interests in and liens on substantially all of the assets of the Borrowers and the Guarantors pursuant to certain collateral documents in favor of the Senior Lien Agent, (such documents, and as further defined in Section 1, below, the “Senior Lien Loan Documents”).
               WHEREAS, Parent, the Borrowers, the Guarantors, the Junior Lien Agent, and the lenders party thereto (the “Junior Lien Lenders”) have entered into a Credit Agreement dated as of August 26, 2005 (such agreement as in effect on the date hereof, the “Junior Lien Credit Agreement”) pursuant to which such lenders have agreed, upon the terms and conditions stated therein, to make loans and advances to the Borrowers up to the principal amount of $110,000,000 at any time outstanding. The repayment of the Obligations (as that term is defined in the Junior Lien Credit Agreement) is secured by security interests in and liens on substantially all of the assets of the Borrowers and the Guarantors pursuant to certain collateral documents in favor of the Junior Lien Agent, which documents, together with the other collateral and loan documents executed and delivered in connection with the Junior Lien Credit Agreement, each as in effect on the date hereof, are referred to herein as the “Junior Lien Loan Documents”; and
               WHEREAS, the Senior Lien Agent and the Junior Lien Agent hereby acknowledge that, pursuant to that certain Amended and Restated Intercreditor Agreement of even date herewith (the “Intercreditor Agreement”) among the Senior Lien Agent, the Junior Lien Agent, Silver Point Financial, LLC, a Delaware limited liability company, as the co-agent, syndication agent, and documentation agent under and pursuant to the First Lien Credit Agreement (as hereinafter defined) (in such capacity, together with its successors and assigns, the “First Lien Co-Agent”), and Wells Fargo Foothill, Inc., a California corporation, as administrative agent and collateral agent under and pursuant to the First Lien Credit Agreement (in such capacity, together with its successors and assigns the “First Lien Agent”), that any security interest in or lien on any assets of the Borrowers and the Guarantors held by the Senior Lien Agent, any Senior Lien Lender, the Junior Lien Agent and any Junior Lien Lender is expressly subject to the rights the First Lien Agent and the First Lien Co-Agent, for and on behalf of themselves and the First Lien Lenders (as defined in the Intercreditor Agreement);

               WHEREAS, the Senior Lien Agent, for and on behalf of itself and the Senior Lien Lenders, and the Junior Lien Agent, for and on behalf of itself and the Junior Lien Lenders, wish to enter into this Agreement to establish their respective rights and priorities in the Collateral.
               NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Senior Lien Agent and the Junior Lien Agent hereby agree, effective as of and only from and after the Effective Date, as follows:
          1. Definitions; Rules of Construction.
     a. Other Definitions. As used in this Agreement, the following terms shall have the following meanings:
               “Adequate Protection Lien” has the meaning set forth in Section 5.d.
               “Agreement” means this Agreement as it may be amended, modified or supplemented from time to time.
               “Application of Proceeds Blockage Event” has the meaning set forth in Section 4.a.
               “Application of Proceeds Blockage Period” has the meaning set forth in Section 4.a.
               “Bankruptcy Code” shall mean title 11 of the United States Code, as in effect from time to time.
               “Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, the issuing Person.
               “Cash Collateral” means any Collateral consisting of money or cash equivalents, any security entitlement (as defined in the UCC) and any financial assets (as defined in the UCC).
               “Collateral” means all assets and properties upon which either First Lien Agent or First Lien Co-Agent, on the one hand, or the Senior Lien Agent of the Junior Lien Agent, on the other hand, now has or hereafter acquires a Lien, whether now owned or hereafter acquired by the Borrowers, any Guarantor or any other Person, together with all rents, issues, profits, products, and Proceeds thereof..
               “Control Collateral” means any Collateral consisting of a certificated security (as defined in the UCC), investment property (as defined in the UCC), any other equity interests, partnership interests, or membership interests in any entity, company, or partnership, a deposit account (as defined in the UCC) and any other Collateral as to which a Lien may be perfected through physical possession or control by the secured party or any agent therefor.
               “DIP Financing” has the meaning set forth in Section 5.d.
               “Discharge of Senior Lien Indebtedness” means payment in full in cash (or in the case of letters of credit, the cash collateralization as required by the Senior Lien Loan Documents) of the Senior

Lien Loan Documents) of the Senior Lien Indebtedness (other than Senior Lien Indebtedness consisting solely of contingent indemnification obligations under the Senior Lien Loan Documents for which no claim has been asserted in writing) after or concurrently with termination of all commitments to extend credit under any Senior Secured Credit Agreement.
               “Discharge of Junior Lien Indebtedness” means payment in full in cash of the Junior Lien Indebtedness (other than Junior Lien Indebtedness consisting solely of contingent indemnification obligations under the Junior Lien Loan Documents for which no claim has been asserted in writing) after or concurrently with termination of all commitments to extend credit under any Junior Lien Credit Agreement.
               “Effective Date” means the date on which the initial purchase of all or any portion of the Stretch Loan (as defined in the Loan Purchase Agreement dated as of the date hereof among the Senior Lien Lenders and certain of the lenders party to the First Lien Credit Agreement) is consummated pursuant to the “Stretch Loan Put Notice” as defined in such agreement.
               “Equity Interests” means Capital Stock and all warrants, options, or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
               “Event of Default” means “Event of Default” as defined in the Senior Secured Credit Agreement and/or “Event of Default” as defined in the Junior Lien Credit Agreement.
               “Exercise Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” means (a) the taking of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale or other disposition pursuant to Article 9 of the UCC, (b) the exercise of any right or remedy provided to a secured creditor or otherwise on account of a Lien under the Senior Lien Loan Documents, the Junior Lien Loan Documents, applicable law, in an Insolvency Proceeding or otherwise, including the election to retain Collateral in satisfaction of a Lien, (c) the taking of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshaling of, or foreclosure on the Collateral or the Proceeds of Collateral, (d) the sale, lease, license, or other disposition of all or any portion of the Collateral, by private or public sale, other disposition or any other means permissible under applicable law, (e) the solicitation of bids from third parties to conduct the liquidation of all or a material portion of Collateral to the extent undertaken and being diligently pursued in good faith to consummate the sale of such Collateral within a commercially reasonable time, (f) the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third parties for the purposes of valuing, marketing, promoting and selling the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the sale of such Collateral within a commercially reasonable time, and (g) the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any Capital Stock and including any right of recoupment or set-off) whether under the Senior Lien Loan Documents, the Junior Lien Loan Documents, applicable law, in an Insolvency Proceeding or otherwise.
               “First Lien Credit Agreement” means that certain Amended and Restated Credit Agreement, originally dated as of May 9, 2003, as amended and restated and further amended, currently by and among the Parent, each of the Parent’s subsidiaries identified on the signature pages thereof as Borrowers, the First Lien Agent, the First Lien Co-Agent, and the lenders thereto.

               “First Lien Loans” means, collectively, all loans and advances provided for in the First Lien Credit Agreement.
               “Forced Obligor Sale” has the meaning set forth in Section 2.c(2).
               “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state, federal or foreign bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.
               “Junior Lien Agent” means the Junior Lien Agent, together with its successors, assigns and transferees under any Junior Lien Credit Agreement.
               “Junior Lien Credit Agreement” means the Junior Lien Credit Agreement as amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, and any other agreement extending the maturity of, consolidating, otherwise restructuring (including adding Subsidiaries or affiliates of any Obligor or any other Persons as parties thereto), renewing, replacing or refinancing all or any portion of the Obligations or Commitments as those terms are defined in the Junior Lien Credit Agreement or all or any portion of the amounts owed under any other agreement that itself is a Junior Lien Credit Agreement hereunder and whether by the same or any other agent, lender, or group of lenders and whether or not increasing the amount of Junior Lien Indebtedness that may be incurred thereunder, in each case, to the extent that any such amendment, restatement, modification, renewal, refunding, replacement, or refinancing is permitted under this Agreement.
               “Junior Lien Indebtedness” means all obligations and all other amounts owing, due or secured under the terms of the Junior Lien Credit Agreement or any other Junior Lien Loan Document, including any and all amounts payable to Junior Lien Agent or to any Junior Lien Lender, all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, any obligation to post cash collateral in respect of letters of credit or indemnities in respect thereof, indemnities, guarantees, any prepayment or early termination premium, and all other amounts payable under any Junior Lien Loan Document or in respect thereof (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Obligor, or that would have accrued or become due under the terms of the Junior Lien Loan Documents but for the effect of the Insolvency Proceeding or other applicable law, and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).
               “Junior Lien Lenders” means the Junior Lien Lenders, together with the lenders under any Junior Lien Credit Agreement or Junior Lien Loan Documents.
               “Junior Lien Loan Documents” means the Junior Lien Credit Agreement and the other Loan Documents (as such term is defined in the Junior Lien Credit Agreement), or any other security, collateral, ancillary or other document entered into in connection with or related to any agreement that is a Junior Lien Credit Agreement, as such documents may be amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time in accordance with this Agreement.
               “Lender” means a Senior Lien Lender and/or a Junior Lien Lender, as the context may require.

               “Lien” means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances. Without limiting the generality of the foregoing, the term “Lien” includes the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting real property.
               “Notice of Intent to Exercise” means a written notice from or on behalf of Junior Lien Agent to Senior Lien Agent (a) stating that Junior Lien Agent intends to Exercise Secured Creditor Remedies, (b) stating that it is a “Notice of Intent to Exercise Secured Creditor Remedies” and (c) describing the Event(s) of Default under the Junior Lien Credit Agreement that is(are) the basis for delivering such notice.
               “Obligor” means the Borrowers, each Guarantor and any other Person that now or hereafter is, or whose assets now or hereafter are, liable for all or any portion of the Senior Lien Indebtedness or the Junior Lien Indebtedness, as applicable.
               “Payment Collateral” means all accounts, instruments, chattel paper, letters of credit, deposit accounts, securities accounts, and payment intangibles, together with all supporting obligations (as those terms are defined in the UCC), in each case composing a portion of the Collateral.
               “Permitted Application of Proceeds of Collateral” has the meaning set forth in Section 3.
               “Permitted Replacement Lien” has the meaning set forth in Section 5.i.
               “Person” means any natural person, corporation, limited liability company, limited partnership, general partnership, limited liability partnership, joint venture, trust, land trust, business trust, or other organization, irrespective of whether such organization is a legal entity, and shall include a government and any agency or political subdivision thereof.
               “Proceeds” means (a) all “proceeds” as defined in Article 9 of the UCC with respect to the Collateral, and (b) whatever is recoverable or recovered when Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.
               “Purchase Notice” has the meaning set forth in Section 10.a.
               “Recovery” has the meaning set forth in Section 5.c.
               “Reorganization Debt Securities” has the meaning set forth in Section 5.a.
               “Senior Lien Agent” means the Senior Lien Agent, together with its successors, assigns and transferees under any Senior Secured Credit Agreement.
               “Senior Lien Amount” means $125,000,000.

               “Senior Lien Default” means any Event of Default under the Senior Secured Credit Agreement.
               “Senior Lien Indebtedness” means all obligations and all other amounts owing, due or secured under the terms of the Senior Secured Credit Agreement or any other Senior Lien Loan Document, including any and all amounts payable to any Senior Lien Lender, all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, any obligation to post cash collateral in respect of letters of credit or indemnities in respect thereof, indemnities, guarantees, the Make-Whole Amount and all other amounts payable under any Senior Lien Loan Document or in respect thereof (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Obligor, or that would have accrued or become due under the terms of the Senior Lien Loan Documents but for the effect of the Insolvency Proceeding or other applicable law, and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).
               “Senior Lien Lender Sale” has the meaning set forth in Section 2.c(1).
               “Senior Lien Lenders” means the Senior Lien Lenders, together with the lenders under any Senior Secured Credit Agreement or Senior Lien Loan Documents.
               “Senior Lien Loan Documents” means the Senior Secured Credit Agreement and the other Loan Documents (as such term is defined in the Senior Secured Credit Agreement), or any other security, collateral, ancillary or other document entered into in connection with or related to any agreement that is a Senior Secured Credit Agreement, as such documents may be amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, in accordance with this Agreement.
               “Senior Lien Modification” has the meaning set forth in Section 6.a.
               “Senior Secured Credit Agreement” means the Senior Secured Credit Agreement as amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, and any other agreement extending the maturity of, consolidating, otherwise restructuring (including adding Subsidiaries or affiliates of any Obligor or any other Persons as parties thereto), renewing, replacing or refinancing all or any portion of the Obligations or Commitments as those terms are defined in the Senior Secured Credit Agreement or all or any portion of the amounts owed under any other agreement that itself is a Senior Secured Credit Agreement hereunder and whether by the same or any other agent, lender, or group of lenders and whether or not increasing the amount of Senior Lien Indebtedness that may be incurred thereunder, in each case, to the extent that any such amendment, restatement, modification, renewal, refunding, replacement, or refinancing is permitted under this Agreement.
               “Standstill Notice” means a written notice from Senior Lien Agent to Junior Lien Agent stating that a Senior Lien Default has occurred and is continuing and stating that it is a “Standstill Notice”.
               “Standstill Period” means the period beginning on the date that a Standstill Notice is received by Junior Lien Agent through and including the first to occur of (a) the date upon which the Discharge of Senior Lien Indebtedness shall have occurred, (b) the date upon which Senior Lien Agent shall have waived or acknowledged in writing the termination of the Senior Lien Default that gave rise to such Standstill Period, or (c) the date that is 270 days after the receipt of such Standstill Notice by Junior Lien Agent.
               “Trigger Event” has the meaning set forth in Section 10.a.
               “Trigger Notice” has the meaning set forth in Section 10.a.
               “UCC” means the Uniform Commercial Code as enacted and in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.
     b. Terms Defined in the Senior Secured Credit Agreement. Unless otherwise defined in this Agreement, any and all initially capitalized terms set forth in this Agreement shall have the meaning ascribed thereto in the Senior Secured Credit Agreement.
     c. Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference herein to any Person shall be construed to include such Person’s successors and assigns.
          2. Subordination and Standstill.
     a. Lien Subordination. Notwithstanding (i) the date, time, method, manner or order of grant, attachment, or perfection of any Liens granted to Senior Lien Agent (or any Senior Lien Lender) or Junior Lien Agent (or any Junior Lien Lender) in respect of all or any portion of the Collateral, (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of Senior Lien Agent (or any Senior Lien Lender) or Junior Lien Agent (or any Junior Lien Lender) in any Collateral, (iii) any provision of the UCC, any other applicable law, any of the Senior Lien Loan Documents or the Junior Lien Loan Documents, (iv) irrespective of whether the Liens securing the Senior Lien Loan Documents are valid, perfected, enforceable, void, avoidable, subordinated, disputed or allowed, or (v) any other circumstance whatsoever, the Senior Lien Agent , on behalf of itself and the Senior Lien Lenders, and Junior Lien Agent, on behalf of itself and the Junior Lien Lenders, hereby agree that:
               (1) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of Junior Lien Agent or any Junior Lien Lender that secures all or any portion of the Junior Lien Indebtedness, shall in all respects be junior and subordinate to all Liens granted to Senior Lien Agent and the Senior Lien Lenders in the Collateral to secure all or any portion of the Senior Lien Indebtedness, and
               (2) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of Senior Lien Agent or any Senior Lien Lender that secures all or any portion of the Senior

Lien Indebtedness shall in all respects be senior and prior to all Liens granted to Junior Lien Agent and the Junior Lien Lenders in the Collateral to secure all or any portion of the Junior Lien Indebtedness.
     b. Remedies Standstill. At any time that a Standstill Period is in effect, Junior Lien Agent and Junior Lien Lenders shall not, without the prior written consent of the Senior Lien Agent (acting upon the direction of the requisite Senior Lien Lenders),
               (1) commence, prosecute, or participate in any lawsuit, action, or proceeding, whether private, judicial, equitable, administrative or otherwise (including any Insolvency Proceeding against any Obligor or any Obligor’s assets) to the extent that any such action could reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with the Exercise of Secured Creditor Remedies by Senior Lien Agent or Senior Lien Lenders; provided that (A) to the extent that commencing, prosecuting, or participating in any such lawsuit, action, or proceeding could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with the Exercise of Secured Creditor Remedies by Senior Lien Agent or Senior Lien Lenders and Junior Lien Agent does, in fact, commence, prosecute, or participate in any such lawsuit, action, or proceeding, then Junior Lien Agent shall give Senior Lien Agent prompt written notice of any such action, and (B) as more fully set forth in Section 5, Junior Lien Agent and the Junior Lien Lenders may file, prosecute and defend a proof of claim (such proof of claim to indicate the subordination set forth herein) in any Insolvency Proceeding involving any Obligor,
               (2) Exercise Any Secured Creditor Remedies,
               (3) send any notice to or otherwise seek to obtain payment directly from any account debtor of any Obligor, sue for an attachment, an injunction to enjoin any Exercise of Secured Creditor Remedies by Senior Lien Agent or Senior Lien Lenders, a keeper, a receiver or any other similar legal or equitable remedy, exercise any rights of set off or recoupment as against any Obligor, or
               (4) commence or cause to be commenced or join with any creditor in commencing any Insolvency Proceeding against any Obligor or any Obligor’s assets.
               Notwithstanding any other provision hereof, (i) Junior Lien Agent and Junior Lien Lenders may not Exercise Any Secured Creditor Remedies with respect to any Payment Collateral at any time unless and until the Discharge of Senior Lien Indebtedness shall have occurred; (ii) Junior Lien Agent may not exercise any of the remedies described in clauses (1) through (4) above (other than filing, prosecuting or defending a proof of claim permitted under such clause (4)) so long as (A) Senior Lien Agent at such time has commenced and diligently is pursuing in good faith any Exercise of Secured Creditor Remedies with respect to all or a material portion of the Collateral or (B) Senior Lien Agent and Junior Lien Agent are enjoined from the Exercise of Secured Creditor Remedies, in each case, unless and until the Discharge of Senior Lien Indebtedness shall have occurred; and (iii) Junior Lien Agent may not exercise any of the remedies described in clauses (1) through (4) above without first providing Senior Lien Agent at least 10 days prior written notice in the form of a Notice of Intent to Exercise (it being understood that (x) notwithstanding anything to the contrary contained herein, such Notice of Intent to Exercise may only be delivered by Junior Lien Agent if there is an Event of Default under Section 9.1(a), Section 9.1(c) (solely with respect to a default under Section 7.23 of the Junior Lien Credit Agreement), or Section 9.1(d) (solely with respect to a default in the payment when due of interest or principal on the Senior Notes under the Indentures) of the Junior Lien Credit Agreement; and (y) if Senior Lien Agent does not deliver a Standstill Notice to Junior Lien Agent by the end of such 10 day period, Junior Lien Agent may proceed with the exercise of such remedies, and if Junior Lien Agent elects to exercise such remedies, Senior Lien Agent may not exercise any of the remedies of the type described in clauses (1)

through (4) above so long as Junior Lien Agent at such time has commenced and diligently is pursuing in good faith any Exercise of Secured Creditor Remedies with respect to all or a material portion of the Collateral, unless and until the Discharge of Junior Lien Indebtedness shall have occurred); provided, that Junior Lien Agent shall not be required to provide a Notice of Intent to Exercise to Senior Lien Agent in connection with a permitted Exercise of Secured Creditor Remedies upon the termination of any Standstill Period.
     c. Limitation on Standstill Periods. Subject to clause (ii) in the last paragraph of Section 2.b, in no event shall a Standstill Period extend beyond 270 days from the date of receipt by Junior Lien Agent from Senior Lien Agent of a Standstill Notice initiating such Standstill Period. Any number of notices of a Senior Lien Default may be given during a Standstill Period, but no such notice shall extend such Standstill Period. Only 2 Standstill Periods may be commenced within any 360 day period, and no subsequent Standstill Period may be commenced within 60 days after the termination of the immediately preceding Standstill Period. No Senior Lien Default that existed or was continuing on the date of the commencement of any Standstill Period and that was known to Senior Lien Agent or any Senior Lien Lender will be, or can be, made the basis for the commencement of a second Standstill Period, whether or not within a period of 360 consecutive days, unless such Senior Lien Default has been cured or waived for a period of not less than 60 consecutive days.
     d. Release of Liens.
               (1) In the event of any private or public sale or other disposition of all or any portion of the Collateral by Senior Lien Agent after the occurrence and during the continuance of a Senior Lien Default (and prior to the date upon which the Discharge of Senior Lien Indebtedness shall have occurred) in connection with the liquidation by Senior Lien Agent of all or any material portion of the Collateral and the collection by Senior Lien Agent of the Senior Lien Indebtedness through the sale or other disposition of such Collateral (whether prior to or after the occurrence of an Insolvency Proceeding) (any such sale or other disposition, a “Senior Lien Lender Sale”), then Junior Lien Agent, on behalf of itself and the Junior Lien Lenders, agrees that such Senior Lien Lender Sale will be free and clear of the Liens securing the Junior Lien Indebtedness (and, if the Senior Lien Lender Sale includes Equity Interests in any Obligor, Junior Lien Agent, on behalf of itself and the Junior Lien Lenders, further agrees to release the entities whose Equity Interests are sold from all Junior Lien Indebtedness); provided that (x) Senior Lien Agent and the Senior Lien Lenders also release their Liens on such Collateral (and, if the Senior Lien Lender Sale includes Equity Interests in any Obligor, the entities whose Equity Interests are sold from all Senior Lien Indebtedness), (y) the Proceeds of any such Senior Lien Lender Sale are applied in accordance with Section 9, and (z) Senior Lien Agent shall have conducted such Senior Lien Lender Sale in a commercially reasonable manner and in accordance with the UCC.
               (2) In the event of any private or public sale or other disposition of all or substantially all of the Collateral by any Obligor with the consent of Senior Lien Agent after the occurrence and during the continuance of a Senior Lien Default (and prior to the date upon which the Discharge of Senior Lien Indebtedness shall have occurred), which sale or other disposition is conducted by such Obligor with the consent of Senior Lien Agent (any such sale or other disposition, a “Forced Obligor Sale”), then Junior Lien Agent, on behalf of itself and the Junior Lien Lenders, agrees that such Forced Obligor Sale will be free and clear of the Liens securing the Junior Lien Indebtedness (and, if the Forced Obligor Sale includes Equity Interests in any Obligor, Junior Lien Agent, on behalf of itself and the Junior Lien Lenders, further agrees to release the entities whose Equity Interests are sold from all Junior Lien Indebtedness); provided that (x) Senior Lien Agent and the Senior Lien Lenders also release their Liens on such Collateral (and, if the Forced Obligor Sale includes Equity Interests in any Obligor, the entities whose Equity Interests are sold from all Senior Lien Indebtedness), (y) the Proceeds of any such Forced Obligor Sale are applied in accordance with Section 9 (as if it were Proceeds received in connection with any Exercise of Secured Creditor Remedies), and (z) the Obligor conducting such Forced Obligor Sale shall have conducted such Forced Obligor Sale in a commercially reasonable manner as if such Forced Obligor Sale were being conducted by a secured creditor in accordance with the UCC.
               (3) Junior Lien Agent agrees that, in connection with any Senior Lien Lender Sale or Forced Obligor Sale, upon the prior written request of Senior Lien Agent (which request shall specify the proposed terms of the sale and the type and amount of consideration to be received in connection therewith), it will execute and/or file any and all Lien releases or other documents reasonably requested by Senior Lien Agent in connection therewith (copies of which are provided to Junior Lien Agent) without recourse, representation or warranty and at the sole expense of the Obligors; provided, that (w) in the case of a Senior Lien Lender Sale, no such release documents shall be delivered to any Obligor, (x) in the case of a Forced Obligor Sale, no such release documents shall be delivered to any Obligor unless Senior Lien Agent has delivered its release documents to such Obligor, (y) no such release documents shall be delivered to Junior Lien Agent for execution more than 5 days prior to the anticipated closing date of such sale or disposition, and (z) the effectiveness of any such release or termination by Junior Lien Agent shall be subject to the sale or other disposition of the Collateral described in such request and on the terms described in such request or on substantially similar terms and shall lapse in the event such sale or other disposition does not occur within 10 days of the anticipated closing date (at which time Senior Lien Agent or the Obligors, as the case may be, shall promptly return all release documents to Junior Lien Agent). Subject to the proviso in the immediately preceding sentence, in the event that Junior Lien Agent fails to so execute or file any such Lien releases or other documents within 5 Business Days after receipt of written request from Senior Lien Agent, the Senior Lien Agent is hereby irrevocably authorized to execute and/or file such Lien releases and other documents (provided that such Lien releases and other documents shall not be filed or recorded except substantially contemporaneous with such sale or disposition or until such sale or disposition has been consummated).
     e. Waiver of Right to Contest Senior Lien Indebtedness. Junior Lien Agent agrees that it and the Junior Lien Lenders shall not, and hereby waives any right to, take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of Senior Lien Agent (on behalf of itself and the Senior Lien Lenders) in any Collateral, the validity, priority, enforceability or allowance of any of the claims of Senior Lien Agent or any holder of Senior Lien Indebtedness against any Obligor or the validity or enforceability of this Agreement or any of the provisions hereof. Junior Lien Agent agrees that neither it nor the Junior Lien Lenders will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by Senior Lien Agent under the Senior Lien Loan Documents, including any public or private sale, lease, exchange, transfer, or other disposition of any Collateral, whether by foreclosure or otherwise, in any case so long as Senior Lien Agent does not act in contravention of this Agreement or applicable law. Junior Lien Agent hereby waives any and all rights it and the Junior Lien Lenders may have as a junior lien creditor or otherwise to contest, protest, object to, interfere with the manner in which Senior Lien Agent seeks to enforce the Liens in any Collateral so long as Senior Lien Agent does not act in contravention of this Agreement or applicable law.
     f. Waiver of Right to Contest Junior Lien Indebtedness. Senior Lien Agent agrees that it and the Senior Lien Lenders shall not, and hereby waives any right to, take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority (except to the extent expressly provided by this Agreement), enforceability, or perfection of the Liens of Junior Lien Agent (on behalf of itself and the Junior Lien Lenders) in any Collateral, the validity, priority (except to the extent expressly provided by this Agreement), enforceability or allowance of any of the claims of Junior Lien Agent or any holder of Junior Lien Indebtedness against any Obligor or the validity or enforceability of this Agreement or any of the provisions hereof. Solely to the extent that Junior Lien Agent is permitted to Exercise Secured Creditor Remedies under this Agreement, Senior Lien Agent agrees that neither it nor the Senior Lien Lenders will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by Junior Lien Agent under the Junior Lien Loan Documents, including any public or private sale, lease, exchange, transfer, or other disposition of any Collateral, whether by foreclosure or otherwise, in any case so long as Junior Lien Agent does not act in contravention of this Agreement or applicable law.
     g. Acknowledgement of Liens. The Junior Lien Agent acknowledges and agrees that the Senior Lien Agent, for the benefit of itself and the Senior Lien Lenders, has been and may be granted Liens upon all of the Collateral in which the Junior Lien Agent has been granted Liens and the Junior Lien Agent hereby consents thereto. Senior Lien Agent acknowledges and agrees that Junior Lien Agent, for the benefit of itself and the Junior Lien Lenders, has been or, subject to the terms of this Agreement, may be granted Liens upon all of the Collateral in which the Senior Lien Agent has been granted Liens and each of the Senior Lien Agent hereby consents thereto. The Junior Lien Agent agrees that neither it nor any Junior Lien Lender shall obtain a Lien on any asset or Collateral to secure all or any portion of the Junior Lien Indebtedness unless concurrently therewith, the Senior Lien Agent (on behalf of itself and the Senior Lien Lenders) obtains a Lien on such asset or Collateral and the parties hereby agree that all such Liens are and will be subject to this Agreement. The subordination of Liens by the Junior Lien Agent in favor of the Senior Lien Agent and the Senior Lien Lenders shall not be deemed to subordinate the Junior Lien Agent’s Liens to the Liens of any other Person that is not a holder of Senior Lien Indebtedness.
     h. Agent for Perfection. Senior Lien Agent, on the one hand, and Junior Lien Agent, on the other hand, each agree to hold all Control Collateral and Cash Collateral, as applicable, in their respective possession, custody, or control (or in the possession, custody, or control of agents or bailees for either) as a non-fiduciary agent for the other solely for the purpose of perfecting the security interest granted to each in such Control Collateral or Cash Collateral subject to the terms and conditions of this Section 2.h. None of Senior Lien Agent or the Senior Lien Lenders, on the one hand, or Junior Lien Agent or the Junior Lien Lenders, on the other hand, as applicable, shall have any obligation whatsoever to the others to assure that the Control Collateral is genuine or owned by any Obligor or any other Person or to preserve their respective rights or benefits or those of any Person. The duties or responsibilities of Senior Lien Agent and Junior Lien Agent under this Section 2.h are and shall be limited solely to holding or maintaining control of the Control Collateral and the Cash Collateral as a non-fiduciary agent for the other for purposes of perfecting the Lien held by Junior Lien Agent, on the one hand, or Senior Lien Agent, on the other hand, as applicable. Senior Lien Agent is not and shall not be deemed to be a fiduciary of any kind for Junior Lien Agent or any other Person. Junior Lien Agent is not and shall not be deemed to be a fiduciary of any kind for Senior Lien Agent or any other Person.
               After the Discharge of Senior Lien Indebtedness shall have occurred, Senior Lien Agent, upon the reasonable request of Junior Lien Agent, (a) shall promptly deliver any Cash Collateral or Control Collateral, if any, in their possession to Junior Lien Agent, and (b) will reasonably cooperate (subject to Senior Lien Agent obtaining satisfactory indemnity agreements from the Obligors and/or such other Persons as Senior Lien Agent may reasonably require) with the Obligors and Junior Lien Agent in order to transfer or assign (to the extent permitted by the applicable agreement) control of the remainder of the Cash Collateral or Control Collateral, if any, under Senior Lien Agent’s control to Junior Lien Agent (or as it may direct in writing), in each case, at the sole cost and expense of the Obligors and except as may otherwise be required by applicable law or court order.  Notwithstanding the foregoing, if this Agreement is reinstated pursuant to Section 5.c hereof and any Cash Collateral or Control Collateral has heretofore been delivered to the Junior Lien Agent or at its direction pursuant to this Section 2.h or is otherwise in the possession or control of Junior Lien Agent or any Junior Lien Lender, then, upon such reinstatement, (i) Junior Lien Agent and each Junior Lien Lender shall promptly deliver any Cash Collateral or Control Collateral, if any, in their possession to Senior Lien Agent, and Senior Lien Agent shall hold any such Cash Collateral or Control Collateral in accordance with the first sentence of this Section 2.h, and (ii) the Obligors and Junior Lien Agent will reasonably cooperate with Senior Lien Agent in order to transfer or assign (to the extent permitted by the applicable agreement) control of any Cash Collateral or Control Collateral, if any, under Junior Lien Agent’s or any Junior Lien Lender’s control to Senior Lien Agent (to be held in accordance with the first sentence of this Section 2.h), in each case, at the sole cost and expense of the Obligors and except as may otherwise be required by applicable law or court order.
          3. Permitted Applications of Proceeds of Collateral. So long as an Application of Proceeds Blockage Period is not then in effect, the Borrowers may pay or apply, and Junior Lien Agent and the Junior Lien Lenders may accept and receive on account of the Junior Lien Indebtedness, any Proceeds of Collateral whatsoever on account of the Junior Lien Indebtedness in accordance with the terms of the Junior Lien Loan Documents (any such application being referred to as a “Permitted Application of Proceeds of Collateral”).
          4. Application of Proceeds after Exercise of Remedies.
     a. In the event that (i) a Senior Lien Default shall have occurred and be continuing and (ii) Senior Lien Agent shall have commenced and shall be diligently pursuing any Exercise of Secured Creditor Remedies against all or a material portion of the Collateral and shall be applying all Proceeds of Collateral (to the extent received) in accordance with Section 9 (the occurrence and continuance of items (i) and (ii), collectively, an “Application of Proceeds Blockage Event”), then from and after the commencement of such Application of Proceeds Blockage Event, no Proceeds of Collateral shall be paid or applied by any Obligor, and neither Junior Lien Agent nor any Junior Lien Lender shall accept, take or receive, any Proceeds of Collateral, on account of the Junior Lien Indebtedness until the earlier to occur of (a) the date of the Discharge of Senior Lien Indebtedness and (b) the date of termination (including, without limitation, as a result of the failure of any of items (i) or (ii) above to be continuing) or written waiver by Senior Lien Agent of such Application of Proceeds Blockage Event (such period of time being an “Application of Proceeds Blockage Period”).
     b. In the event that, notwithstanding the terms of the foregoing Section 4a, the Obligors shall pay or apply or Junior Lien Agent or the Junior Lien Lenders shall receive any Proceeds of Collateral on account of the Junior Lien Indebtedness during an Application of Proceeds Blockage Period, then and in such event the turn-over and other obligations of Junior Lien Agent set forth in Section 8 shall apply.
     c. In the case of any Permitted Application of Proceeds of Collateral on or in respect of any Junior Lien Indebtedness that would (in the absence of any Application of Proceeds Blockage Period) have been made during any Application of Proceeds Blockage Period, the provisions of this Section 4 shall not prevent the application of (and the Obligor may pay or apply and Junior Lien Agent and the Junior Lien Lenders may accept, take and receive) such Permitted Application of Proceeds of Collateral on or after the date immediately following the termination of such Application of Proceeds Blockage Period.
          5. Insolvency Proceeding.

     a. Continuing Priority. This Agreement shall be applicable both before and after the filing of any Insolvency Proceeding against any Obligor and all converted or succeeding cases in respect thereof. The relative rights of the Agents and the Lenders in or to any distributions from or in respect of any Collateral or Proceeds of Collateral, shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, the Borrowers or any other Obligor as debtor-in-possession. Junior Lien Agent acknowledges and agrees that, in the event of a distribution of any notes or other debt securities under a plan of reorganization under any such Insolvency Proceeding (such notes or other debt securities, “Reorganization Debt Securities”) to each of (i) Senior Lien Agent and the Senior Lien Lenders and (ii) Junior Lien Agent and the Junior Lien Lenders, such Reorganization Debt Securities received by Junior Lien Agent and the Junior Lien Lenders shall be subordinated to the Reorganization Debt Securities received by Senior Lien Agent and the Senior Lien Lenders on terms acceptable to Senior Lien Agent and the Senior Lien Lenders.
     b. Proof of Claim. Subject to the restrictions set forth in this Agreement, in the event of any Insolvency Proceeding involving any Obligor or any property of any Obligor, Junior Lien Agent shall retain the right to vote on behalf of Junior Lien Lenders with respect to the Junior Lien Indebtedness. If Junior Lien Agent or any Junior Lien Lender does not file a proper claim or proof of debt or other document or amendment thereof in the form required in any Insolvency Proceeding prior to 5 days before the expiration of time to file such claim or other document or amendment thereof, then Senior Lien Agent shall have the right (but not the obligation) in any such Insolvency Proceeding, and Junior Lien Agent, on behalf of itself and each Junior Lien Lender, hereby irrevocably appoints Senior Lien Agent as Junior Lien Agent’s and Junior Lien Lenders’ lawful attorney in fact, to file and prove all claims therefor in such circumstances.
     c. Reinstatement. If Senior Lien Agent, any Senior Lien Lender or any other holder of any Senior Lien Indebtedness is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay any amount (a “Recovery”) to the estate or to any creditor or representative of an Obligor or any other Person, then the Senior Lien Indebtedness shall be reinstated to the extent of such Recovery. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement. All rights, interests, agreements, and obligations of Senior Lien Agent, the Senior Lien Lenders and Junior Lien Agent and the Junior Lien Lenders under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of any Insolvency Proceeding by or against any Obligor or any other Person and irrespective of any other circumstance which otherwise might constitute a defense available to, or a discharge of any Obligor or any other Person in respect of the Senior Lien Indebtedness. No priority or right of Senior Lien Agent, the Senior Lien Lenders or any other holder of Senior Lien Indebtedness shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Obligor or any other Person or by the noncompliance by any Person with the terms, provisions, or covenants of the Senior Lien Loan Documents or the Junior Lien Loan Documents, regardless of any knowledge thereof which Senior Lien Agent, the Senior Lien Lenders or any holder of Senior Lien Indebtedness may have.
     d. DIP Financing. If any Borrower or any other Obligor shall be subject to any Insolvency Proceeding and Senior Lien Agent shall desire, prior to the Discharge of Senior Lien Indebtedness, to permit the use of cash collateral or to provide any such Obligor financing (or to permit any such Obligor to obtain financing) (collectively, “DIP Financing”) under Section 363 or Section 364 of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding) to be secured by all or any portion of the Collateral, then Junior Lien Agent, on behalf of itself and the Junior Lien

Lenders, agrees that, so long as (i) the aggregate principal amount of Indebtedness incurred pursuant to such DIP Financing, together with the aggregate principal amount of all other outstanding Senior Lien Indebtedness, does not exceed the sum of the Senior Lien Indebtedness plus $50,000,000, (ii) Junior Lien Agent retains a Lien on the Collateral (including Proceeds thereof arising after the commencement of such proceeding) with the same priority as existed prior to the commencement of the case under applicable law (an “Adequate Protection Lien”), and (iii) such use of cash collateral or DIP Financing is subject to the terms of this Agreement, it will raise no objection to such DIP Financing. Junior Lien Agent, on behalf of itself and the Junior Lien Lenders, hereby agrees that its Liens in the Collateral shall be subordinated to such DIP Financing (and all obligations relating thereto) to the same extent and upon the same terms and conditions specified in this Agreement.
     e. Alternative DIP Financings. Nothing in this Agreement shall limit the rights of any Lender to object to post-petition financing or the use of cash collateral that is provided on terms in contravention of Section 5.d.
     f. Priming DIP Financing. Junior Lien Agent, on behalf of itself and the Junior Lien Lenders, agrees that it shall not, directly or indirectly, provide, offer to provide or support any DIP Financing secured by a Lien senior to or pari passu with the Liens securing the Senior Lien Indebtedness. Senior Lien Agent, on behalf of itself and the Senior Lien Lenders, agrees that it shall not, directly or indirectly, provide, offer to provide or support any DIP Financing on terms in contravention of Section 5.d.
     g. Other Waivers by Junior Lien Agent. Junior Lien Agent, on behalf of itself and the Junior Lien Lenders, agrees that it shall not (without the Senior Lien Agent’s prior written consent), in any capacity, in connection with an Insolvency Proceeding of any Obligor: (i) seek relief from the automatic stay of Section 362 of the Bankruptcy Code or any other stay in any Insolvency Proceeding in respect of any portion of the Collateral on which Senior Lien Agent then has or purports to have a Lien; (ii) seek or request any adequate protection, other than Adequate Protection Liens, Permitted Replacement Liens and Permitted Interest Payments, as expressly provided herein; (iii) object to any sale of all or any portion of the Collateral in accordance with Sections 363 or 365 of the Bankruptcy Code other than (A) any objection that an unsecured creditor could assert or (B) if Senior Lien Agent or any Senior Lien Lender objects to any such sale to the same extent as such objection; (iv) seek, or support any request, to dismiss any Insolvency Proceeding or to convert any chapter 11 case of any such party from chapter 11 to chapter 7 of the Bankruptcy Code; (v) Reserved; (vi) Reserved; (vii) seek, or support any request for, the entry of any order modifying, reversing, revoking, staying, rescinding, vacating or amending any DIP Financing order pursuant to which the Senior Lien Agent and/or the Senior Lien Lenders have provided such financing; (viii) propose, vote in favor of or otherwise approve or support any plan of reorganization, arrangement or liquidation, or file any motion or pleading in support of any plan of reorganization, arrangement or liquidation, unless it provides for the Discharge of Senior Lien Debt; (ix) object to the treatment under a plan of reorganization or arrangement of the Senior Lien Lenders’ claims with respect to the Senior Lien Debt; (x) take any action or vote in any way so as to directly or indirectly challenge or contest (A) the validity or the enforceability of the Senior Secured Credit Agreement, the other Senior Lien Loan Documents or the liens and security interests granted to Senior Lien Agent and the Senior Lien Lenders with respect to the Senior Lien Indebtedness, (B) the rights and duties of Senior Lien Agent and the Senior Lien Lenders established in the Senior Secured Credit Agreement or any other Senior Lien Loan Document, or (C) the validity or enforceability of this Agreement; or (xi) take any other action which would reasonably be expected to have a material adverse effect on the validity of, or the value of, the Senior Lien Agent’s security interest in the Collateral or the claims of the Senior Lien Lenders.  Without in any way limiting the foregoing, Junior Lien Lenders, in their capacity as unsecured creditors in connection with an Insolvency Proceeding of any Borrower or Guarantor, shall be permitted to exercise all other rights as unsecured creditors, including, without limitation, the right to take the following actions

(but with respect to the exercise of any such rights, only to the extent that doing so would not be inconsistent with clauses (i) through (xi) of the foregoing sentence):  (I) object to or support the retention of one or more professionals for the Borrowers, Guarantors or any committee appointed in an Insolvency Proceeding (the “Insolvency Professionals”); (II) object to or support the fees and expenses of Insolvency Professionals; (III) object to or support the approval of settlements and compromises of claims of parties (other than Senior Lien Agent and the Senior Lien Lenders); (IV) object to motions for relief from the automatic stay (other than any such motion filed by Senior Lien Agent and/or the Senior Lien Lenders); (V) object to or support motions to assume or reject or compel assumption or rejection of executory contracts and leases of non-residential real property; (VI) seek to terminate any exclusive periods for filing or soliciting acceptances to a plan or plans of reorganization; and (VII) take actions similar to the actions described in the clauses (I) through (VI) of this sentence.
     h. Other Waivers by Senior Lien Agent. Until the Discharge of Junior Lien Indebtedness has occurred, Senior Lien, on behalf of itself and the Senior Lien Lenders, agrees that it shall not without Junior Lien Agent’s written consent to the contrary, take any action or vote in any way so as to directly or indirectly challenge or contest (A) the validity or the enforceability of the Junior Lien Credit Agreement, the other Junior Lien Loan Documents or the liens and security interests granted to Junior Lien Agent and the Junior Lien Lenders with respect to the Junior Lien Indebtedness, (B) the rights and duties of Junior Lien Agent and the Junior Lien Lenders established in the Junior Lien Credit Agreement or any other Junior Lien Loan Document to the extent that such rights and duties are not and/or have not been exercised in contravention of this Agreement, or (C) the validity or enforceability of this Agreement.
     i. Rights of Junior Lien Agent and Junior Lien Lenders to Adequate Protection. Senior Lien Agent, on behalf of itself and the Senior Lien Lenders, agrees that it will raise no objection to a request for adequate protection by Junior Lien Agent and the Junior Lien Lenders in the form of (i) payment of interest on the Junior Lien Indebtedness during the pendency of an Insolvency Proceeding so long as (A) the rate of interest so requested by Junior Lien Agent and the Junior Lien Lenders does not exceed the default rate of interest applicable to the Junior Lien Indebtedness immediately prior to the commencement of such Insolvency Proceeding and (B) the Senior Lien Agent and the Senior Lien Lenders receive adequate protection in the form of payment of interest on the Senior Lien Indebtedness during the pendency of such Insolvency Proceeding at a rate at least equal to the greater of (x) the non-default contractual rate of interest applicable to the Senior Lien Indebtedness immediately prior to the commencement of such Insolvency Proceeding and (y) the rate of interest so requested by the Junior Lien Agent and the Junior Lien Lenders (“Permitted Interest Payments”), (ii) Adequate Protection Liens and (iii) a replacement lien on post-petition assets to the same extent granted to Senior Lien Agent, with the same priority as existed prior to the commencement of the case under applicable law (a “Permitted Replacement Lien”).
          6. Modifications of Indebtedness.
     a. Senior Lien Indebtedness. All Senior Lien Indebtedness at any time incurred by any Obligor shall be deemed to have been incurred, and all Senior Lien Indebtedness held by any Senior Lien Lender or other holder of Senior Lien Indebtedness shall be deemed to have been extended, acquired or obtained, as applicable, in reliance upon this Agreement, and, to the extent not otherwise required herein, Junior Lien Agent, on behalf of itself and each Junior Lien Lender, hereby waives (i) notice of acceptance, or proof of reliance, by Senior Lien Agent, the Senior Lien Lenders or any other holder of Senior Lien Indebtedness of this Agreement, and (ii) notice of the existence, renewal, extension, accrual, creation, or non-payment of all or any part of the Senior Lien Indebtedness. Nothing contained in this Agreement shall preclude Senior Lien Agent, Senior Lien Lenders or any other holder of Senior Lien Indebtedness from discontinuing the extension of credit to any Obligor (whether under the Senior Secured Credit

Agreement or otherwise). Anything in the Junior Lien Loan Documents to the contrary notwithstanding, Junior Lien Agent, on behalf of itself and each Junior Lien Lender, hereby agrees that Senior Lien shall have the right, at any time and from time to time, in its sole discretion without the consent of or notice to Junior Lien Agent or any Junior Lien Lender (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to Junior Lien Agent or any Junior Lien Lender amend, restate, waive, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify (collectively, any “Senior Lien Modification”) the Senior Lien Loan Documents, in any manner whatsoever, including any renewals, extensions or shortening of time of payments (even if such shortening causes any Senior Lien Indebtedness to be due on demand or except to the extent any such Senior Lien Modification increases the principal amount of the Senior Lien Loans to an amount in excess of the Senior Lien Amount), and Junior Lien Agent, on behalf of itself and each Junior Lien Lender, consents and agrees to any such Senior Lien Modification. Junior Lien Agent, on behalf of itself and each Junior Lien Lender, waives notice of any such Senior Lien Modification, and agrees that no such Senior Lien Modification shall affect, release, or impair the subordinations or any other obligations of Junior Lien Agent or any Junior Lien Lender contained herein.
     b. Junior Lien Indebtedness. Anything in the Senior Lien Loan Documents to the contrary notwithstanding, Junior Lien Agent shall not amend, restate, waive, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify the Junior Lien Loan Documents in any manner whatsoever without the prior written consent of the Senior Lien Agent (acting upon the direction of the requisite Senior Lien Lenders).
     c. Notice of Acceptance and Other Waivers.
               (1) To the fullest extent permitted by applicable law, Junior Lien Agent, on behalf of itself and each Junior Lien Lender, hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Senior Secured Credit Agreement, or the creation or existence of any Senior Lien Indebtedness; (iii) notice of the amount of the Senior Lien Indebtedness; (iv) notice of any adverse change in the financial condition of any Obligor or of any other fact that might increase such Junior Lien Agent’s or such Junior Lien Lender’s risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Senior Lien Loan Documents; (vi) notice of any Default or Event of Default under the Senior Lien Loan Documents or otherwise relating to the Senior Lien Indebtedness; and (vii) all other notices (except if such notice is specifically required to be given to Junior Lien Agent under this Agreement) and demands to which Junior Lien Agent or any Junior Lien Lender might otherwise be entitled. To the fullest extent permitted by applicable law, Junior Lien Agent, on behalf of itself and each Junior Lien Lender, waives the right by statute or otherwise to require Senior Lien Agent or any holder of Senior Lien Indebtedness to institute suit against any Obligor or to exhaust any rights and remedies which Senior Lien Agent, any Senior Lien Lender or any holder of Senior Lien Indebtedness has or may have against any Obligor. Junior Lien Agent, on behalf of itself and each Junior Lien Lender, further waives any defense arising by reason of any disability or other defense of any Obligor or by reason of the cessation from any cause whatsoever of the liability of such Obligor in respect thereof.
               (2) To the fullest extent permitted by applicable law, Junior Lien Agent, on behalf of itself and each Junior Lien Lender, hereby waives: (i) any rights to assert against Senior Lien Agent, the Senior Lien Lenders or any other holder of Senior Lien Indebtedness any defense (legal or equitable), set-off, counterclaim, or claim which such Junior Lien Agent or any Junior Lien Lender may now or at any time hereafter have against any Obligor; (ii) except as otherwise set forth in this Agreement, any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of any Senior Lien Indebtedness, any

Junior Lien Indebtedness or any security for either; and (iii) the benefit of any statute of limitations affecting Junior Lien Agent’s or any Junior Lien Lender’s obligations hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Senior Lien Indebtedness shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Junior Lien Agent’s or any such Junior Lien Lender’s obligations hereunder.
               (3) Until such time as the Discharge of Senior Lien Indebtedness shall have occurred, Junior Lien Agent, on behalf of itself and each Junior Lien Lender, hereby postpones any right of subrogation Junior Lien Agent or any Junior Lien Lender has or may have as against any Obligor with respect to any Senior Lien Indebtedness.
               (4) None of Senior Lien Agent, any Senior Lien Lender or any other holder of Senior Lien Indebtedness or any of their respective affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof. If Senior Lien Agent or any Senior Lien Lender honors (or fails to honor) a request by the Borrowers for an extension of credit pursuant to the Senior Secured Credit Agreement or any of the other Senior Lien Loan Documents, whether Senior Lien Agent or any Senior Lien Lender has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of the Junior Lien Loan Documents or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if Senior Lien Agent or any Senior Lien Lender otherwise should exercise any of its contractual rights or remedies under the Senior Lien Loan Documents (subject to the express terms and conditions hereof), neither Senior Lien Agent nor any Senior Lien Lender shall have any liability whatsoever to Junior Lien Agent or any Junior Lien Lender as a result of such action, omission, or exercise. Senior Lien Agent and each Senior Lien Lender will be entitled to manage and supervise its loans and extensions of credit under the Senior Lien Loan Documents as Senior Lien Agent and Senior Lien Lenders may, in their sole discretion, deem appropriate, and Senior Lien Agent, each Senior Lien Lender and each other holder of Senior Lien Indebtedness may manage their loans and extensions of credit without regard to any rights or interests that Junior Lien Agent or any Junior Lien Lender may have in the Collateral or otherwise except as otherwise expressly set forth in this Agreement. Junior Lien Agent, on behalf of itself and each Junior Lien Lender, agrees that none of Senior Lien Agent, any Senior Lien Lender or any other holder of Senior Lien Indebtedness shall incur any liability as a result of a sale, lease, license, application or other disposition of all or any portion of the Collateral or any part or Proceeds thereof conducted in accordance with applicable law and the terms hereof. Subject to the express terms and conditions of this Agreement, Senior Lien Agent, each Senior Lien Lender and each other holder of Senior Lien Indebtedness may, from time to time, enter into agreements and settlements with Obligors as it may determine in its sole discretion without impairing any of the subordinations, priorities, rights or obligations of the parties under this Agreement, including substituting Collateral, releasing any Lien and releasing any Obligor. Junior Lien Agent, on behalf of itself and each Junior Lien Lender, waives any and all rights it may have to require Senior Lien Agent, any Senior Lien Lender or any holder of Senior Lien Indebtedness to marshal assets, to exercise rights or remedies in a particular manner, or to forbear from exercising such rights and remedies in any particular manner or order.
          7. Indebtedness Owed Only to Lenders. The entire Junior Lien Indebtedness is owing only to the Junior Lien Agent and the Junior Lien Lenders. None of Junior Lien Agent nor the Junior Lien Lenders may sell or assign or otherwise transfer any part of its interest in the Junior Lien Indebtedness or the Collateral, other than (a) assignments to entities that are Junior Lien Lenders prior to such assignment and (b) participations in accordance with the Junior Lien Credit Agreement, unless, in each case, the transferee executes and delivers to Senior Lien Agent a written acknowledgment in which the transferee acknowledges in writing its agreement to be bound by the terms hereof. Any assignment in violation of the immediately preceding sentence shall be null and void (it being understood and agreed that if Junior Lien Agent resigns and no successor Agent is appointed in accordance with Section 12.9 of the Junior Lien Credit Agreement, such resignation shall be effective so long as such resignation is effective under the Junior Lien Credit Agreement and the resigning Junior Lien Agent shall have no further obligation hereunder (other than its obligations pursuant to the last sentence of Section 2.h hereof, after this Agreement has been reinstated pursuant to Section 5.c hereof, to deliver possession, or transfer or assign control, as the case may be, of any Cash Collateral or Control Collateral then held or controlled by the resigning Junior Lien Agent in respect of the resigning Junior Lien Agent’s obligation to continue to hold any collateral security held by the resigning Junior Lien Agent on behalf of the Junior Lien Lenders under any Junior Lien Loan Document until such time as a successor Agent under the Junior Lien Credit Agreement is appointed), provided that, if at any subsequent time, any person is appointed as successor Agent under the Junior Lien Credit Agreement or any other Junior Lien Loan Document, such appointment shall not be effective unless and until such successor Agent acknowledges in writing its agreement to be bound by the terms hereof; provided that such acknowledgment shall not be required to the extent the Required Lenders (as defined in the Junior Lien Credit Agreement) serve as successor Junior Lien Agent under the Junior Lien Credit Agreement; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, if at any time such Required Lenders under the Junior Lien Credit Agreement serve as successor Junior Lien Agent, then, during such period, the term “Junior Lien Agent” used throughout this Agreement shall mean, and shall include, for all purposes, such Required Lenders under the Junior Lien Credit Agreement). Junior Lien Agent under any Junior Lien Credit Agreement that replaces or refinances the Junior Lien Credit Agreement shall not be entitled to any of the benefits of this Agreement unless and until such Junior Lien Agent acknowledges its agreement to be bound by the terms hereof, but shall be subject to the burdens and obligations, including, without limitation, the lien subordination, provided for herein.
          8. Payments Received by Junior Lien Agent or the Junior Lien Lenders. If at any time prior to the date upon which the Discharge of Senior Lien Indebtedness shall have occurred, Junior Lien Agent or any Junior Lien Lender receives any payment or distribution of any kind or character, whether as a result of an Exercise of Any Secured Creditor Remedies or otherwise, whether in cash, property or securities, from or of any assets of any Obligor (or any Obligor’s Subsidiaries), irrespective of whether such payment or distribution was of Collateral or of Proceeds thereof, in each case, in contravention of the express terms of this Agreement, Junior Lien Agent or such Junior Lien Lender shall be deemed to receive and hold the same in trust as trustee for the benefit of Senior Lien Agent and the Senior Lien Lenders and shall forthwith deliver such payment, distribution, or proceeds to Senior Lien Agent in precisely the form received (except for the endorsement or assignment by Junior Lien Agent or such Junior Lien Lender where necessary), for application on any of the Senior Lien Indebtedness, whether then due or yet to become due. In the event of the failure of Junior Lien Agent or any Junior Lien Lender to make any such endorsement or assignment to Senior Lien Agent within five (5) Business Days after receipt of written request therefor from Senior Lien Agent, Senior Lien Agent and any of its respective officers or agents are hereby irrevocably authorized to make such endorsement or assignment and Junior Lien Agent, on behalf of itself and each Junior Lien Lender, hereby irrevocably appoints Senior Lien Agent as the lawful attorney in fact of Junior Lien Agent and Junior Lien Lenders solely for the purpose of enabling Senior Lien Agent to make such endorsement or assignment in the name of Junior Lien Agent or any Junior Lien Lender.

          9. Application of Proceeds. All Collateral and all Proceeds, received by any of Senior Lien Agent, Senior Lien Lenders, Junior Lien Agent or Junior Lien Lenders in connection with any Exercise of Secured Creditor Remedies shall be applied:
first, to the payment of costs and expenses of Senior Lien Agent in connection with such Exercise of Secured Creditor Remedies, second, to the payment of the Senior Lien Indebtedness in accordance with the Senior Lien Loan Documents, together with the concurrent permanent reduction of any credit commitment thereunder in an amount equal to the amount of such payment, and third, to the payment of the Junior Lien Indebtedness in accordance with the Junior Lien Loan Documents.
          10. Junior Lien Lender Purchase Option.
     a. Upon (i) receipt by Junior Lien Agent of a notice (a “Trigger Notice”) by Senior Lien Agent of the intent of Senior Lien Agent and the Senior Lien Lenders to Exercise Any Secured Creditor Remedies, (ii) the commencement of an Insolvency Proceeding with respect to any Obligor, or (iii) receipt by Junior Lien Agent of a Standstill Notice (each a “Trigger Event”), Junior Lien Agent and the Junior Lien Lenders shall have the option, exercised by delivery of written notice by Junior Lien Agent to Senior Lien Agent (a “Purchase Notice”), to purchase all (but not less than all) of the Senior Lien Indebtedness from Senior Lien Agent and the Senior Lien Lenders. The Purchase Notice shall be irrevocable.
     b. Senior Lien Agent shall deliver to Junior Lien Agent any Trigger Notice referred to in Section 10.a(i) above (i) in the absence of an Exigent Circumstance (defined below), not less than 5 Business Days prior to the taking of the actions described in Section 10.a(i) or (ii) if Exigent Circumstances exist, as soon as practicable and in any event contemporaneously with the taking of such action. Junior Lien Agent may send to Senior Lien Agent a Purchase Notice within 5 Business Days of the occurrence of a Trigger Event, in which event, Senior Lien Agent and the Senior Lien Lenders shall not Exercise Any Secured Creditor Remedies, to the extent such action has not been taken, provided, that, the purchase and sale with respect to the Senior Lien Indebtedness provided for in this Section 10 shall have closed within 5 Business Days after receipt by Senior Lien Agent of the Purchase Notice and Senior Lien Agent (on behalf of itself and the Senior Lien Lenders) shall have received payment in full of the Senior Lien Indebtedness as provided for herein within such 5 Business Day period. As used herein, “Exigent Circumstance” shall mean an event or circumstance that materially and imminently threatens the ability of Senior Lien Agent to realize upon all or a material part of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction (other than to the extent covered by insurance) or material waste thereof, or the failure of any Obligor after reasonable demand to maintain or reinstate adequate casualty insurance coverage with respect thereto.
     c. On the date specified by Junior Lien Agent in the Purchase Notice (which shall not be more than 5 Business Days after the receipt by Senior Lien Agent of the Purchase Notice), Senior Lien Agent and the Senior Lien Lenders shall sell to the Junior Lien Lenders, and the Junior Lien Lenders shall purchase from Senior Lien Agent and the Senior Lien Lenders, the Senior Lien Indebtedness.
     d. Upon the date of such purchase and sale, the Junior Lien Lenders shall (i) pay to Senior Lien Agent and the Senior Lien Lenders as the purchase price therefor the full amount of all the Senior Lien Indebtedness then outstanding and unpaid, (ii) furnish cash collateral to Senior Lien Agent and the Senior

Lien Lenders in such amounts as Senior Lien Agent determines is reasonably necessary to secure Senior Lien Agent and the Senior Lien Lenders in connection with any issued and outstanding letters of credit provided by Senior Lien Agent or any Senior Lien Lender (or letters of credit that Senior Lien Agent or any Senior Lien Lender has arranged to be provided by third parties pursuant to the Senior Lien Loan Documents) to any Obligor (but not in any event in an amount greater than 105% of the aggregate undrawn face amount of such letters of credit), and (iii) agree to reimburse Senior Lien Agent and the Senior Lien Lenders for all expenses to the extent earned or due and payable in accordance with the Senior Lien Loan Documents (including the reimbursement of extraordinary expenses, financial examination expenses and appraisal fees), including principal, interest and fees thereon and costs and expense of collection thereof (including reasonable attorneys’ fees and legal expenses). Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of Senior Lien Agent as Senior Lien Agent may designate in writing to Junior Lien Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by Junior Lien Agent and the Junior Lien Lenders to the bank account designated by Senior Lien Agent are received in such bank account prior to 2:00 p.m., New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by Junior Lien Agent and the Junior Lien Lenders to the bank account designated by Senior Lien Agent are received in such bank account later than 2:00 p.m., New York City time.
     e. Such purchase shall be expressly made without representation or warranty of any kind by Senior Lien Agent and the Senior Lien Lenders as to the Senior Lien Indebtedness so purchased or otherwise and without recourse to Senior Lien Agent or any Senior Lien Lender, except that each Senior Lien Lender shall represent and warrant: (i) the amount of the Senior Lien Indebtedness being purchased from it, (ii) that such Senior Lien Lender owns its portion of the Senior Lien Indebtedness so purchased free and clear of any Liens or encumbrances and (iii) such Senior Lien Lender has the right to assign such Senior Lien Indebtedness and the assignment is duly authorized by such Senior Lien Lender.
          11. Representations. Senior Lien Agent represents and warrants to Junior Lien Agent that it has the requisite power and authority to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Senior Lien Lenders. Junior Lien Agent represents and warrants that it has the requisite power and authority to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Junior Lien Lenders.
          12. Additional Remedies. If Junior Lien Agent or any Junior Lien Lender violates any of the terms of this Agreement, in addition to any remedies in law, equity, or otherwise, Senior Lien Agent may restrain such violation in any court of law and may, in its own or in any Obligor’s name, interpose this Agreement as a defense in any action by Junior Lien Agent or any Junior Lien Lender. Upon Senior Lien Agent’s written request and at the sole expense of Borrowers, Junior Lien Agent and the Junior Lien Lenders will promptly take all actions reasonably requested by Senior Lien Agent, as the case may be, to carry out the purposes and provisions of this Agreement.
          13. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any party hereto shall be effective unless it is in a written agreement executed by Junior Lien Agent and Senior Lien Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
          14. Instrument Legends. Junior Lien Agent agrees that the Junior Lien Credit Agreement, the face of each promissory note evidencing the Junior Lien Indebtedness or any portion thereof and any agreement purporting to grant any security therefor, shall be inscribed with a legend (or otherwise contain a provision) conspicuously indicating that such Junior Lien Credit Agreement, promissory note or security agreement is subject to the terms of this Agreement. Any promissory note evidencing any of the Junior Lien Indebtedness or any portion thereof, and any agreement granting any security therefor, which is hereafter executed will, on the date thereof, be inscribed with a similar legend (or otherwise contain a similar provision). The Junior Lien Credit Agreement shall provide that each Junior Lien Lender shall be required to execute a writing, which may include the Junior Lien Credit Agreement, agreeing to be bound by the terms hereof, and providing that any assignment or transfer of any or all of the Junior Lien Indebtedness to any other Person without such other Person’s written agreement to be bound hereby shall be null and void.
          15. Information Concerning Financial Condition. Each of Junior Lien Agent and each Junior Lien Lender hereby assumes responsibility for keeping itself informed of the financial condition of Obligors and of all other circumstances bearing upon the risk of nonpayment of the Junior Lien Indebtedness, and agrees that Senior Lien Agent and the Senior Lien Lenders have and shall have no duty to advise Junior Lien Agent or any Junior Lien Lender of information known to Senior Lien Agent or any Senior Lien Lender regarding such condition or any such circumstances. In the event Senior Lien Agent or any Senior Lien Lender, in their sole discretion, undertake, at any time or from time to time, to provide any such information to Junior Lien Agent or the Junior Lien Lenders, none of Senior Lien Agent or the Senior Lien Lenders shall be under any obligation (i) to provide any such information to Junior Lien Agent or Junior Lien Lenders on any subsequent occasion, (ii) to undertake any investigation, or (iii) to disclose any information which, pursuant to its commercial finance practices, Senior Lien Agent or any Senior Lien Lender wishes to maintain confidential. Junior Lien Agent, on behalf of itself and the Junior Lien Lenders, acknowledges and agrees that none of Senior Lien Agent or any Senior Lien Lender has made any warranties or representations with respect to the legality, validity, enforceability, collectability or perfection of the Senior Lien Indebtedness or any liens or security interests held in connection therewith.
          16. Third Party Beneficiaries. This Agreement is solely for the benefit of Senior Lien Agent, Senior Lien Lenders, Junior Lien Agent, and the Junior Lien Lenders, and their respective successors and assigns, and neither any Obligor nor any other Persons are intended to be a third party beneficiary hereunder or to have any right, benefit, priority or interest under, or because of the existence of, or to have any right to enforce, this Agreement. Nothing in this Agreement is intended to or shall be deemed to amend or modify the terms and conditions of the Senior Lien Loan Documents or the Junior Lien Loan Documents. Senior Lien Agent and Junior Lien Agent shall have the right to modify or terminate this Agreement at any time without notice to or approval of any Obligor or any other Person. The Obligors and the Junior Lien Agent, on behalf of itself and each Junior Lien Lender, hereby agree that Senior Lien Agent and the Senior Lien Lenders are entitled to rely on and are intended beneficiaries of each of Section 7.28 and Section 9.3 of the Junior Lien Credit Agreement and shall have the right to enforce such provisions against the Obligors, Junior Lien Agent and the Junior Lien Lenders.
          17. No Impairment. Nothing in this Agreement is intended to or shall impair, as between Obligors and Junior Lien Agent and the Junior Lien Lenders, the obligation of Obligors, which is absolute and unconditional, to pay the Junior Lien Indebtedness as and when the same shall become due and payable in accordance with its terms, or affect the relative rights of Junior Lien Agent and the Junior Lien Lenders and creditors of Obligors other than Senior Lien Agent and the Senior Lien Lenders.
          18. Subrogation. Solely after the Discharge of Senior Lien Indebtedness shall have occurred, Junior Lien Agent and the Junior Lien Lenders shall be subrogated to the rights of Senior Lien Agent and the Senior Lien Lenders to the extent that distributions otherwise payable to Junior Lien Agent or any Junior Lien Lender have been applied to the payment of the Senior Lien Indebtedness in accordance with the provisions of this Agreement. Senior Lien Agent and the Senior Lien Lenders shall have no obligation or duty to protect Junior Lien Agent and the Junior Lien Lenders’ rights of subrogation arising pursuant to this Agreement or under any applicable law, nor shall Senior Lien Agent, Senior Lien Lenders or any other holder of Senior Lien Indebtedness be liable for any loss to, or impairment of, any subrogation rights held by Junior Lien Agent or any Junior Lien Lender.
          19. Notices. All demands, notices, and other communications provided for hereunder shall be in writing and, if to Junior Lien Agent, mailed or sent by telecopy or delivered to it, addressed to it as follows:
THE BANK OF NEW YORK
600 E. Las Colinas Blvd.
Suite 1300
Irving, Texas 75039
Attn: Administrative Agent Services
Fax No. (972) 401-8551
With a copy to:
HAYNES AND BOONE, LLP
901 Main Street
Suite 3100
Dallas, Texas 75202
Attn: Laurie G. Lang
Fax No. (214) 200-0667
and if to Senior Lien Agent, mailed, sent or delivered thereto, addressed to it as follows:
HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.
c/o Harbinger Capital Partners Offshore Manager, L.L.C.
One Riverchase Parkway
South Parmingham, Alabama 35244
Attn: General Counsel
With a copy to:
PAUL WEISS, RIFKIND, WHARTON & GARRISON LLP
1285 Avenue of the Americas
New York, New York 10019
Attn: Eric Goodison
Fax No. (212) 757-3990
               or as to any party at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 19. All such demands, notices and other communications shall be effective, when mailed, three Business Days after deposit in the mails, postage prepaid, when sent by telecopy, when receipt is acknowledged by the receiving telecopy equipment (or at the opening of the next Business Day if receipt is after normal business hours), or when delivered, as the case may be, addressed as aforesaid.
          20. Costs and Attorneys Fees. In the event it becomes necessary for Senior Lien Agent, any Senior Lien Lender, Junior Lien Agent, or any Junior Lien Lender to commence or become a party to any proceeding or action to enforce the provisions of this Agreement, the court or body before which the same shall be tried shall award to the prevailing party all costs and expenses thereof, including reasonable attorneys’ fees, the usual and customary and lawfully recoverable court costs, and all other expenses in connection therewith.
          21. Consent to Jurisdiction; Waiver of Jury Trial and Other Waivers. Junior Lien Agent and Senior Lien Agent each consent to the jurisdiction of any state or federal court located within the County of New York, State of New York. Each Agent waives personal service of any and all process upon it, and consents that all service of process be made in the manner set forth in Section 19 of this Agreement for notices. Each Agent waives, to the fullest extent each may effectively do so, any defense or objection based upon forum non conveniens and any defense or objection to venue of any action instituted within the County of New York, State of New York. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT.
          22. Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made in the State of New York, and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of New York.
          23. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns, subject to the provisions hereof.
          24. Integrated Agreement. This Agreement sets forth the entire understanding of the parties with respect to the within matters and may not be modified or amended except upon a writing signed by all parties.
          25. Authority. Each of the parties hereto certifies that such party has all necessary authority to execute this Agreement.
          26. Counterparts. This Agreement may be executed in one or more counterparts, each one of which when so executed shall be deemed to be an , and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally as effective as delivery of an executed counterpart.
          27. Headings. The headings contained in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
          28. Severability. Any provision of this Agreement that is prohibited by law or unenforceable shall be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision. To the extent permissible, the parties waive any law that prohibits any provision of this Agreement or renders any provision hereof unenforceable.
          29. Conflicts. To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Senior Lien Loan Document or any Junior Lien Loan Document, on the other hand, this Agreement shall control and prevail. The foregoing to the contrary notwithstanding, a covenant in the Senior Lien Loan Documents prohibiting the Obligors from voluntarily prepaying the Junior Lien Indebtedness shall not be deemed to be in conflict with or inconsistent with the terms of this Agreement.

          30. Intercreditor Agreement. The Senior Lien Agent, the Senior Lien Lenders, the Junior Lien Agent and the Junior Lien Lenders acknowledge and agree that this Junior Liens Intercreditor Agreement is subject to the terms and provisions of the Intercreditor Agreement. Notwithstanding anything to the contrary in this Agreement, this Agreement, the rights of the Senior Lien Agent, the Senior Lien Lenders, the Junior Lien Agent and the Junior Lien Lenders hereunder and the enforcement of the Senior Lien Agent’s, the Senior Lien Lenders’, the Junior Lien Agent’s and the Junior Lien Lenders’ remedies hereunder, are subject to the terms and provisions of the Intercreditor Agreement
          31. Termination. This Agreement shall continue in full force and effect until the Discharge of Senior Lien Indebtedness shall have occurred and shall thereafter be revived to the extent provided for in Section 5.c.
          32. Separate Grants of Security and Separate Classification.
     a. Each of the Senior Lien Agent and the Junior Lien Agent, for itself and on behalf of the Senior Lien Lenders, and each of the Junior Lien Agent, for itself and on behalf of the Junior Lien Lenders for which it is agent, acknowledges and agrees that the Liens securing the Senior Lien Indebtedness and the Liens securing the Junior Lien Indebtedness are intended to be and are separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral, the Senior Lien Indebtedness is fundamentally different from the Junior Lien Indebtedness and must be separately classified in any plan of reorganization proposed or adopted in any Insolvency Proceeding. In furtherance of the foregoing, the Senior Lien Agent, for itself and on behalf of the Senior Lien Lenders, and the Junior Lien Agent, for itself and on behalf of the Junior Lien Lenders for which it is agent, agrees that as between the Senior Lien Lenders and the Junior Lien Lenders, the Junior Lien Lenders and the Senior Lien Lenders will vote as separate classes in connection with any plan of reorganization or any other transaction in any Insolvency Proceeding and that none of the Senior Lien Agent and any Senior Lien Lender, on the one hand, and the Junior Lien Agent and Junior Lien Lender, on the other hand, will seek to vote with the other as a single class in connection with any plan of reorganization or any other transaction in any Insolvency Proceeding.
     b. To further effectuate the intent of the parties as provided in this Section 32, if it is held that the claims of the Senior Lien Agent and the Senior Lien Lenders, on the one hand and the Junior Lien Agent and the Junior Lien Lenders or any of them, on the other hand, constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Senior Lien Agent for itself and on behalf of the Senior Lien Lenders, and each of the Junior Lien Agent, for itself and on behalf of the Junior Lien Lenders for which it is agent, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims relating to the Junior Lien Indebtedness), the Senior Lien Agent shall be entitled to receive, for the benefit of the Senior Lien Lenders, in addition to amounts distributed to them in respect of Senior Lien Indebtedness, all amounts owing in respect of post petition interest and claims, including any additional interest payable pursuant to the Senior Lien Loan Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency Proceeding) before any distribution is made in respect of the claims held by any of the Junior Lien Agent or the Junior Lien Lenders and each further agrees to turn over to the Senior Lien Agent for the benefit of the Senior Lien Lenders, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence.
[Remainder of page left intentionally blank]

          IN WITNESS WHEREOF, Senior Lien Agent, for and on behalf of itself and the Senior Lien Lenders, and Junior Lien Agent, for and on behalf of itself and the Junior Lien Lenders, have caused this Agreement to be duly executed and delivered as of the date first above written.

HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD., as Senior Lien Agent

By:	Harbinger Capital Partners Offshore Manager, L.L.C., its Investment Manager

	By:	/s/ William R. Lucas, Jr.

Name: William R. Lucas, Jr.
Title: Executive Vice President – General Counsel & Secretary
Signature page — Intercreditor Agreement

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THE BANK OF NEW YORK. a New York corporation, as Junior Lien Agent

By:

Its:

Signature page — Intercreditor Agreement

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ACKNOWLEDGMENT
          Each Borrower and each Guarantor hereby acknowledges that it has received a copy of the foregoing Junior Liens Intercreditor Agreement, consents thereto and agrees to recognize all rights granted thereby to Senior Lien Agent, the Senior Lien Lenders, Junior Lien Agent, and the Junior Lien Lenders and will not do any act or perform any obligation which is not in accordance with the agreements set forth therein. Each Borrower and each Guarantor further acknowledge and agree that they are not an intended beneficiary or third party beneficiary under this Agreement.

ACKNOWLEDGED AS OF THE DATE FIRST WRITTEN ABOVE:		SONEX INTERNATIONAL CORPORATION, a Delaware corporation

BORROWERS:

		By:	/s/ William Lutz

SALTON, INC., a Delaware corporation		Name: William Lutz
Title: Executive Vice President

By:	/s/ William Lutz

Name: William Lutz		ICEBOX, LLC, an Illinois limited liability company
Title: Executive Vice President

		By:	/s/ William Lutz

TOASTMASTER INC., a Missouri corporation		Name: William Lutz
Title: Executive Vice President

By:	/s/ William Lutz

Name: William Lutz		FAMILY PRODUCTS INC., a Delaware
Title: Executive Vice President		corporation

SALTON TOASTMASTER LOGISTICS LLC, a		By:	/s/ William Lutz

Delaware limited liability company		Name: William Lutz
Title: Executive Vice President

By:	/s/ William Lutz

Name: William Lutz		SALTON HOLDINGS, INC., a Delaware corporation
Title: Executive Vice President

GUARANTORS:		By:	/s/ William Lutz

Name: William Lutz
HOME CREATIONS DIRECT, LTD., a Delaware corporation		Title: Executive Vice President

By:	/s/ William Lutz

Name: William Lutz
Title: Executive Vice President
Signature page — Acknowledgement — Intercreditor Agreement

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